EXHIBIT 2.1

Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. (“HOBE”) and certain HOBE stockholders named therein (incorporated by reference to Exhibit 2.1 of Live Nations’s Current Report on Form 8-K filed July 7, 2006)